Exhibit 99.1
Charah Solutions, Inc. Receipt of Market Capitalization Notification Letter from NYSE

Louisville, KY – January 20, 2023 – Charah Solutions, Inc. (NYSE:CHRA) ("Charah Solutions" or the "Company"), a leading provider of environmental services and byproduct recycling to the power generation industry, received written notice from the New York Stock Exchange ("NYSE") that its total market capitalization is less than $50 million over a 30 trading-day period and its stockholders' equity is less than $50 million, which are the minimum for continued listing on the NYSE.
Charah Solutions intends to respond to the NYSE within 45 days of January 13, 2022 with a business plan that is designed to demonstrate compliance with this listing standard within 18 months of receipt of this notice.
The NYSE notification does not affect Charah Solutions' ongoing business operations or its Securities and Exchange Commission reporting requirements. The Company remains subject to the conditions set forth in the Exchange's letter dated December 28, 2022, for noncompliance with the $1.00 over a 30 trading-day average price standard. Following receipt of the Exchange's December 28, 2022 letter, the Company completed a one-for-ten (1:10) reverse stock split effective on December 29, 2022.
Additional information can be found in Charah Solutions’ in filing with the Securities and Exchange Commission, which is available on the SEC's website at www.sec.gov and on the Company’s website.
About Charah Solutions, Inc.
With more than 35 years of experience, Charah Solutions, Inc. is a leading provider of environmental services and byproduct recycling to the power generation industry. Based in Louisville, Kentucky, Charah Solutions is the partner of choice for solving customers’ most complex environmental challenges, and as an industry leader in quality, safety, and compliance, the Company is committed to reducing greenhouse gas emissions for a cleaner energy future. Charah Solutions assists utilities and independent power producers with all aspects of sustainably managing and recycling ash byproducts generated from the combustion of coal in the production of electricity. The Company also designs and implements solutions for ash pond management and closure, landfill construction, structural fill projects, power plant remediation and site redevelopment. As a sustainability leader, Charah Solutions is dedicated to preserving our natural resources in an environmentally conscious manner and is focused on developing innovative solutions for the betterment of the planet, the communities in which it operates and its customers. For more information, please visit www.charah.com or download our 2021 Environmental, Social and Governance (ESG) Report at charah.com/sustainability.

Charah Solutions Investor Contact	IR Agency Contact	Charah Solutions Media Contact
Joe Skidmore	Kirsten Chapman	Brad Mercer
Charah Solutions, Inc.	LHA Investor Relations	PriceWeber Marketing
(502) 245-1353	(415) 433-3777	(502) 777-3308
ir@charah.com	charah@lhai.com	media@charah.com

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” “guidance,” and similar terms and phrases. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. See the Company’s Form 10-K for the year ended December 31, 2021 and other periodic reports as filed with the Securities and Exchange Commission for further information regarding risk factors.
Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
1